UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                NOVEMBER 10, 2005
                                (Date of Report)


                      GRIDLINE COMMUNICATIONS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  000-30383                    54-1964054
(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)

                        14090 SOUTHWEST FRWY., SUITE 300
                               SUGARLAND, TX 77478
                    (Address of principal executive offices)


                                 (281) 340-8518
              (Registrant's telephone number, including area code)





         (Former name or former address, if changed since last report.)

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 4, 2005, Gridline Communications Holdings, Inc., a Delaware corporation (the "Registrant") entered into a strategic alliance agreement (the "Strategic Alliance Agreement") with the Ibero American Science and Technology Education Consortium, a 501C3 Not for Profit Organization ("ISTEC"), whereby the parties intend to pursue opportunities to provide high speed broadband internet and associated services, products and equipment to ISTEC members and affiliates. The Strategic Alliance Agreement provides that the Registrant will be responsible for the design, testing, installation, and maintenance of all products and operations and ISTEC will be responsible for introducing and securing clients and maintaining client relationships with all ISTEC members and affiliates. Pursuant to the Strategic Alliance Agreement, the Registrant agrees to (a) issue 1,000,000 shares of its Common Stock to ISTEC and (b) to set aside 10% of all revenue generated from products and services sold by the Registrant to ISTEC members and affiliates.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS

        a)      Not applicable.

        b)      Not applicable.

        c)      Exhibits

                10.1 Strategic Alliance Agreement, by and between Gridline Communications Holdings, Inc. and Ibero American Science and Technology Education Consortium, dated November 4, 2005

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2005

                                               GRIDLINE COMMUNICATION
                                               HOLDINGS INC.

                                               /s/ Blaize N. Kaduru
                                               ---------------------------------
                                               Name: Blaize N. Kaduru
                                               Title: Chief Executive Officer